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                                  EXHIBIT (10g)



                              EMPLOYMENT AGREEMENT


                                 BY AND BETWEEN


                                 BRIAN R. PARKE


                                       AND


                                   UNIFI, INC.
























                           Effective January 23, 2002


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                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT ("Agreement") is effective January 23, 2002 (the "Effective Date") by and between UNIFI, INC., a New York Corporation (the "Company"), and BRIAN R. PARKE (the "Executive");


                                   WITNESSETH:

         WHEREAS, Executive is presently serving as President and Chief Executive Officer of the Company and is an integral part of the Company's management; and

         WHEREAS, Executive became an employee of the Company in 1984, served as President of Unifi Textured Yarns Europe (UTYE) in Ireland from October 1997 until January 20, 1999, when he moved to the U.S. and became President and Chief Operating Officer of the Company; and

         WHEREAS, Executive was elected a Director of the Company by the Board of Directors on July 22, 1999, and by the Shareholders on October 21, 1999, and was elected President and Chief Executive Officer of the Company in January 2000; and

         WHEREAS, Executive, through his knowledge and experience in the textile business is exceptionally well qualified, fitted and equipped to continue to serve the Company as its President and Chief Executive Officer; and

         WHEREAS, the Company deems it to be in its best interest to retain the unique experience, ability and leadership of the Executive as its President and Chief Executive Officer in accordance with the terms of this Agreement.


         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the Company and the Executive hereby agree as follows:

         1. EMPLOYMENT. The Company hereby agrees to continue to employ the Executive, and the Executive agrees to continue to serve the Company, in the capacities described herein during the Period of Employment (as defined in Section 2 of this Agreement), in accordance with the terms and conditions of this Agreement.

         2. PERIOD OF EMPLOYMENT. The term "Period of Employment" shall mean the period which commences on the Effective Date and, unless earlier terminated pursuant to Section 6, ends on December 31, 2005; provided, however, that the Period of Employment shall automatically be extended on a day by day basis so that the remaining term of the Period of Employment shall always be three (3) years until such date as either the Company or the Executive shall have terminated such automatic extension provision by giving written notice to the other.

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         3. DUTIES DURING THE PERIOD OF EMPLOYMENT.

            3.1 DUTIES. During the Period of Employment, the Executive shall be employed as the President and Chief Executive Officer of the Company with overall charge and responsibility for the business and affairs of the Company. The Executive shall report to the Company's Board of Directors (the "Board") through its Chairman (the "Chairman") and shall perform such duties as the Executive shall reasonably be directed to perform by the Board.

            3.2 SCOPE. During the Period of Employment, the Executive shall devote substantially all of his business time and attention to the business and affairs of the Company. It shall not be a violation of this Agreement for the Executive to (I) serve on corporate, civic or charitable boards or committees,
(ii) deliver lectures, fulfill speaking engagements or teach occasional courses or seminars at educational institutions, or (iii) manage personal investments, so long as such activities under clauses (I), (ii) and (iii) do not interfere, in any substantial respect, with the Executive's responsibilities hereunder.

         4. COMPENSATION AND OTHER PAYMENTS.

            4.1 SALARY. During the Period of Employment, the Company shall pay the Executive an annualized base salary of not less than seven hundred fifty thousand dollars ($750,000.00) per year (the "Base Salary"). The Executive's Base Salary shall be paid in accordance with the Company's payroll policy. The Compensation Committee of the Board ("Committee") shall review the Base Salary on an annual basis during the Period of Employment. Based upon such reviews, the Committee may increase, but shall not decrease, the Base Salary. Any increase in Base Salary shall not serve to limit or reduce any other obligation to the Executive under this Agreement.

            4.2 OTHER COMPENSATION. The Board may at its discretion award the Executive other additional compensation and bonuses during the Period of Employment.

         5. OTHER EXECUTIVE BENEFITS.

            5.1 REGULAR REIMBURSED BUSINESS EXPENSES. The Company shall promptly reimburse the Executive for all expenses and disbursements reasonably incurred by the Executive in the performance of his duties hereunder during the Period of Employment.

            5.2 BENEFIT PLANS. The Executive and his eligible family members shall be entitled to participate on terms no less favorable to the Executive than the terms offered to other senior executives of the Company in any group and/or executive life, hospitalization or disability insurance plan, health program, vacation policy, 401(k) plan and similar benefit plans (qualified, non-qualified and supplemental) or other fringe benefits (it being understood that items such as stock options are not fringe benefits) of the Company (collectively referred to as the "Benefits). Anything contained herein to the contrary notwithstanding, the Benefits described herein shall not duplicate benefits made available to the Executive pursuant to any other provision of this Agreement.

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         6. TERMINATION.

            6.1 DEATH OR DISABILITY. This Agreement and the Period of Employment shall terminate automatically upon the Executive's death. If the Company determines in good faith that the Disability of the Executive has occurred (pursuant to the definition of "Disability" set forth below), it may give to the Executive written notice of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the thirtieth (30th) day after receipt by the Executive of such notice given at any time after a period of one hundred twenty (120) consecutive days of Disability or a period of one hundred eighty (180) days of Disability within any twelve (12) consecutive months, and, in either case, while such Disability is continuing ("Disability Effective Date"); provided that, within the thirty (30) days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties. For purposes of this Agreement, "Disability" means the Executive's inability to substantially perform his duties hereunder, with reasonable accommodation as reasonably determined by the Board. Until the Disability Effective Date, the Executive shall be entitled to all compensation provided for under Section 4 hereof. It is understood that nothing in this Section 6.1 shall serve to limit the Company's obligations under Section 7.2 hereof.

            6.2 BY THE COMPANY FOR CAUSE. During the Period of Employment, the Company may terminate the Executive's employment immediately for "Cause." For purposes of this Agreement, "Cause" shall mean that (i) the Executive has been convicted of a felony involving theft or moral turpitude, or (ii) engaged in conduct that constitutes willful gross neglect or willful gross misconduct with respect to employment duties which results in material economic harm to the Company; provided, however, that for the purposes of determining whether conduct constitutes willful gross misconduct, no act on Executive's part shall be considered "willful" unless it is done by the Executive in bad faith and without reasonable belief that the Executive's action was in the best interests of the Company. Notwithstanding the foregoing, the Company may not terminate the Executive's employment for Cause unless (i) a determination that Cause exists is made and approved by a majority of the Company's Board of Directors, (ii) the Executive is given at least ten (10) days written notice of the Board meeting called to make such determination, and (iii) the Executive is given the opportunity to address such meeting.

            6.3 BY EXECUTIVE FOR GOOD REASON. During the Period of Employment, the Executive's employment hereunder may be terminated by the Executive for Good Reason upon fifteen (15) business days' written notice. For purposes of this Agreement, "Good Reason" shall mean, without the Executive's consent:

                6.3.1. Assignment to the Executive of any duties inconsistent in any material respect with the Executive's position (including status, offices, titles and reporting relationships), authority, duties or responsibilities as contemplated by Section 3 of this Agreement, or any other action by the Company which results in a significant diminution in such position, authority, duties or responsibilities, excluding any isolated and inadvertent action not taken in bad faith and which is remedied by the Company within ten business (10) days after receipt of notice thereof given by the Executive;

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                6.3.2. Any failure by the Company to comply with any of the provisions of Section 4 or 5 of this Agreement other than an isolated and inadvertent failure not committed in bad faith and which is remedied by the Company within ten business (10) days after receipt of notice thereof given by the Executive;

                6.3.3. Delivery by the Company of a notice discontinuing the automatic extension provision of Section 2 of this Agreement; or

                6.3.4. Any purported termination by the Company of the Executive's employment otherwise than as expressly permitted by this Agreement.

            6.4 OTHER THAN FOR CAUSE OR GOOD REASON. The Executive or the Company may terminate this Agreement for any reason other than for Good Reason or Cause, respectively, upon the Executive providing the Company with ninety
(90) days written notice and upon the Company providing the Executive thirty
(30) days written notice. If the Executive terminates the Agreement for any reason, he shall have no liability to the Company or its subsidiaries or affiliates as a result thereof. If the Company terminates the Agreement, or if the Agreement terminates because of the death of the Executive, the obligations of the Company shall be as set forth in Section 7 hereof.

            6.5 NOTICE OF TERMINATION. A Notice of Termination shall communicate any termination by the Company or by the Executive to the other party hereto given in accordance with Section 13.b. of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (I) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail, if necessary, the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated, and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date. The failure by the Executive or Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of the basis for termination shall not waive any right of such party hereunder or preclude such party from asserting such fact or circumstance in enforcing his or its rights hereunder.

            6.6 DATE OF TERMINATION. "Date of Termination" means the date specified in the Notice of Termination; provided, however, that if the Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be.

         7. OBLIGATIONS OF THE COMPANY UPON TERMINATION. The following provisions describe the obligations of the Company to the Executive under this Agreement upon termination of his employment. However, except as explicitly provided in this Agreement, nothing in this Agreement shall limit or otherwise adversely affect any rights which the Executive may have under applicable law, under any other agreement with the Company, or under any compensation or benefit plan, program, policy or practice of the Company.

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            7.1 TERMINATION BY THE COMPANY FOR CAUSE OR RESIGNATION WITHOUT GOOD
REASON. In the event this Agreement terminates by reason of the termination of the Executive's Employment by the Company for Cause or by reason of the resignation of the Executive other than for Good Reason, the Company shall pay to the Executive all Accrued Obligations (as defined below) in a lump sum in cash within thirty (30) days after the Date of Termination. "Accrued
Obligations" shall mean, as of the Date of Termination, the sum of (A) the Executive's Base Salary through the Date of Termination to the extent not theretofore paid, (B) the amount of any bonus, incentive compensation, and other cash compensation accrued by the Executive as of the Date of Termination to the extent not theretofore paid and (C) any vacation pay, expense reimbursements and other cash entitlements accrued by the Executive as of the Date of Termination to the extent not theretofore paid.

            7.2 RESIGNATION WITH GOOD REASON; TERMINATION WITHOUT CASE; DISABILITY. If (I) the Company shall terminate the Executive's employment other than for Cause, (ii) the Executive shall terminate his employment at any time for Good Reason or (iii) the Executive's employment shall terminate due to Disability, the Executive shall receive in addition to the Accrued Obligations, the following:

                7.2.1 For the remainder of the Period of Employment (determined without regard to the termination thereof pursuant to Section 6) or for three
(3) years (which ever is longer), the Company shall continue to pay the Executive the Base Salary in accordance with Section 4.1 of this Agreement as if the Executive's employment had not been terminated.

                7.2.2 Immediate full vesting in (i.e. full exercisability for) any stock options previously granted to the Executive by the Company and not yet vested as of the Date of Termination;

                7.2.3 Continued exercisability, through the end of their respective full original terms, for all vested options, whether previously vested or vesting under this subsection 7.2;

                7.2.4 Immediate full vesting in all other otherwise unvested shares of restricted stock of the Company or other equity-based awards (if any) previously awarded to the Executive, with immediate termination of all restrictions on such awards;

                7.2.5 Receipt of any other compensation and Benefits accrued or earned and vested (if applicable) by the Executive as of the Date of Termination (but not duplicative of the Accrued Obligations);

                7.2.6 For the remainder of the Period of Employment (determined without regard to the termination thereof pursuant to Section 6) or for three
(3) years (which ever is longer), the Company shall continue health, prescription drug, dental, disability and life insurance benefits to the Executive and/or the Executive's eligible family members at least equal to those which would have been provided to them in accordance with Section 5.2 of this Agreement if the Executive's employment had not been terminated; and

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                7.2.7 All reasonable relocation costs of the Executive and his family back to Ireland, which relocation costs shall be grossed-up for any applicable taxes.

            7.3 COBRA RIGHTS. It is understood that the Executive's rights under this Section 7 are in lieu of all other rights which the Executive may otherwise have had upon termination of employment under this Agreement; provided, however, that no provision of this Agreement is intended to adversely affect the Executive's rights under the Consolidate Omnibus Budget Reconciliation Act of 1985.

         8. DISCLOSURE OF CONFIDENTIAL INFORMATION.Executive agrees that:

            (A) During the term of this Agreement and for a period of five (5) years after his Date of Termination, he will not disclose or make available to any person or other entity any trade secrets, Confidential Information, or "know-how" relating to the Company's, its affiliates' and subsidiaries', businesses without written authority from the Board, unless he is compelled to disclose it by judicial process.

                        Confidential Information - shall mean all information
            about the Company, its affiliates or subsidiaries, or relating to any of their products, services or any phase of their operations, not generally known to their Competitors or which is not public information, which Executive knows or acquired knowledge of during the term of his employment with the Company.

            (B) Documents - under no circumstances shall Executive remove from the Company' offices any of the Company's books, records, documents, files, computer discs or information, reports, presentations, customer lists, or any copies of such documents for use outside of his employment with the Company, except as specifically authorized in writing by the Board.

         9. NON-COMPETE. Executive agrees that during the Period of Employment and after his Date of Termination for as long as he is receiving the Base Salary payments provided for in Section 7 of this Agreement that he will not, directly or indirectly:

            (A) Seek employment or consulting arrangements with or offer advice, suggestions, or input to any Competitor of the Company; or

            (B) Own any interest in, other than ownership of less than two percent (2%) of any class of stock of a publicly held corporation, manage, operate, control, be employed by, render advisory services to, act as a consultant to, participate in, assess or be connected with any Competitor of the Company, unless approved by the Board; or

            (C) Solicit, induce, or attempt to induce any past or current customer of the Company (a) to cease doing business in whole or in part with or through the Company; or (b) to do business with any other person, firm, partnership,

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            corporation, or other entity which sales products or performs services materially similar to or competitive with those provided by the Company; or

            (D) Initiate, encourage or solicit for employment any person who is now employed or during the term of this Agreement becomes employed by the Company (or whose activities or services are dedicated to the Company).

                        Competitor - shall mean any individual, partnership,
            joint venture, firm, corporation, limited liability company, business trust, association, trust or other enterprise (whether or not incorporated) engaged in the business of developing, producing, manufacturing, selling and/or distributing a product or providing services similar to any product produced or service provided by the Company, its affiliates or subsidiaries.

         10. REMEDY FOR VIOLATION OF SECTIONS 8 and 9. The Executive acknowledges that he has been given adequate consideration and benefits to support the enforcement of the provisions provided for in Sections 8 and 9 of this Agreement and that the Company has no adequate remedy at law and will be irreparably harmed if the Executive breaches or threatens to breach the provisions of Sections 8 or 9 of this Agreement, and therefore, agrees that the Company shall be entitled to injunctive relief to prevent any breach or threatened breach of such Sections and that the Company shall be entitled to specific performance of the terms of such Sections in addition to any other legal or equitable remedy it may have. Nothing in this Agreement shall be construed as prohibiting the Company from pursuing any other remedies at law or in equity that it may have or any other rights that it may have under any other agreement.

         11. ARBITRATION. Any dispute or controversy between the Company and the Executive, whether arising out of or relating to this Agreement, the breach of this Agreement, or otherwise, shall be settled by arbitration administered by the American Arbitration Association ("AAA") in accordance with its Commercial Arbitration Rules then in effect, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Any arbitration shall be held before a single arbitrator who shall be selected by the mutual agreement of the Company and the Executive, unless the parties are unable to agree to an arbitrator, in which case, the arbitrator will be selected under the procedures of the AAA. The arbitrator shall have the authority to award any remedy or relief that a court of competent jurisdiction could order or grant, including, without limitation, the issuance of an injunction. However, either party may, without inconsistency with this arbitration provision, apply to any court having jurisdiction over such dispute relief until the arbitration award is rendered or the controversy is otherwise resolved. Except as necessary in court proceedings to enforce this arbitration provision or an award rendered hereunder, or to obtain interim relief, neither a party nor an arbitrator may disclose the existence, content or results of any arbitration hereunder without the prior written consent of the Company and the Executive. The Company and the Executive acknowledge that this Agreement evidences a transaction involving interstate commerce. Notwithstanding any choice of law provision included in this Agreement, the United States Federal Arbitration Act shall govern the interpretation and enforcement of this arbitration provision. The arbitration proceeding shall be conducted in Greensboro, North Carolina or such

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other location to which the parties may agree. The Company shall pay the costs of any arbitrator appointed hereunder.

         12. SUCCESSORS.

            a. This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's heirs and legal representatives.

            b. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

            c. As used in this Agreement, the term "Company" shall include any successor to the Company's business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

         13. MISCELLANEOUS.

            a. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina, without reference to principles of conflicts of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

            b. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party, by overnight courier, or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

            If to the Executive:
            Brian R. Parke
            1510 Edgedale Road
            Greensboro, NC  27408

            If to the Company:
            Unifi, Inc.
            7201 W. Friendly Avenue
            Greensboro, NC  27410
            Attn:  General Counsel (currently Charles F. McCoy)

or to such other address as either of the parties shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

            c. None of the provisions of this Agreement shall be deemed to impose a penalty.

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            d. The obligations contained in this Agreement (specifically including Sections 8 and 9) shall survive the termination of this Agreement. Additionally, the Executive acknowledges that the restrictions and covenants contained in Section 9 are reasonable and necessary to protect the legitimate business interests of the Company and will not impose an economic hardship on the Executive. If any provision of this Agreement is held to be in any respect illegal, invalid or unenforceable under present or future law, such provisions shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provisions had never comprised a part hereof, and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, the same shall be reformed and modified automatically by the Compensation Committee as a part hereof to be as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

            e. Any party's failure to insist upon strict compliance with any provision hereof shall not be deemed to be a waiver of such provision or any other provision hereof.

            f. This Agreement supersedes any prior employment agreement or understandings, written or oral between the Company and the Executive and contains the entire understanding of the Company and the Executive with respect to the subject matter hereof.

            g. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


         IN WITNESS WHEREOF, the parties have executed this Agreement as of the dates written below.

                                 UNIFI, INC.

                                 By: CHARLES F. MCCOY
                                     -------------------------------------------
                                     Charles F. McCoy
                                     Vice President, Secretary & General Counsel


                                 By: DONALD F. ORR
                                     -------------------------------------------
                                     Donald F. Orr,
                                     Chairman of the Compensation Committee
                                     of the Board of Directors


                                 BRIAN R. PARKE

                                     BRIAN R. PARKE                       (Seal)
                                     -------------------------------------------



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